EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our report dated March 27, 2008, accompanying the consolidated financial statements and schedule included in the annual report of Compellent Technologies, Inc. and subsidiary on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of Compellent Technologies, Inc. on Form S-8 (File No. 333-146612, effective October 10, 2007).

/s/ Grant Thornton LLP
Minneapolis, Minnesota
March 27, 2008